SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported) : March 19, 2003


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                       MEDSTRONG INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)
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 Delaware                                                            95-4855709
(State or other jurisdiction of incorporation) (IRS Employer identification No.) (Commission File Number)
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500 Silver Spur Road, Suite 303, Rancho Palos Verdes, CA                  90274
(Address of Principal Executive Offices)                              (Zip Code)
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Registrant's telephone number, including area code:  (310) 544-9900
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Item 5.  Other Event

         MedStrong International Corporation (the "Company") is undertaking a best efforts private offering (the "Offering") of its shares of common stock, $0.001 par value (the "Shares"), which will commence on or about March 21, 2003. The Offering is being made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for offerings made to a private group of investors without any public solicitation. The Shares offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Persons who acquire Shares in the Offering must be accredited investors, i.e. meet certain standards of high income or high net worth, and must agree to acquire the Shares for investment only and not with a view to resale. A maximum of 20,000,000 Shares is being offered, although there is no way to predict how many Shares will be sold, since the Offering is a best efforts offering with no minimum requirement and it is subject to certain contingencies. The price at which the Shares will be sold in the Offering is $.25 per Share, so that if all of the Shares are sold in the Offering, the gross proceeds will be $5,000,000 and the net proceeds to the Company, after expenses and commissions, will be approximately $4,450,000. The Company cannot predict what if any proceeds it will receive from the Offering or when these proceeds may be received.

         The offering price of $.25 per Share (which is below the last average price of $.52 as of the date of this report) was established by the Company because of the restrictions applicable to the Shares to be acquired in the Offering and the fact that prospective investors will be required to purchase a substantial number of Shares in order to participate.

         The net proceeds of the Offering will be used by the Company for general corporate purposes, including the expansion of its current line of business, as well as the launch of a new line of business which the Company intends to pursue. The Company will seek to invest in the further development of late-stage pharmaceutical products or biotechnical devices and, perhaps, earn a revenue stream if any of these products or devices are successfully developed, meet Food and Drug Administration requirements and are successful in the marketplace. The Company is assembling a staff and putting in place the infrastructure to engage in this new line of business. There is no assurance that this new line of business will be successfully launched or will be profitable since it depends , among other things, on (a) the ability of the Company to raise funds in the Offering, (b) the ability of the Company to put together the necessary team and infrastructure, (c) the availability of suitable business opportunities, (d) the successful development of the products and devices, and (e) the success of those opportunites in the marketplace.

         If the Offering is successful in that sufficient funds are raised for this new line of business, the Company anticipates that it will begin to seek opportunites in the third quarter of 2003.

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         This information shall not constitute an offer to sell or the solicitation of an offer to buy the Company's Shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            MEDSTRONG INTERNATIONAL
                                            CORPORATION



Date:  March 19, 2003                       /s/ Jerry R. Farrar
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                                            Jerry R. Farrar, President